Exhibit 99.1
August 2, 2022

Prudential Financial, Inc. Announces
Second Quarter 2022 Results

•Net loss attributable to Prudential Financial, Inc. of $565 million or $1.53 per Common share versus net income of $2.158 billion or $5.40 per share for the year-ago quarter. The current quarter included a net after-tax charge from our annual assumption update and other refinements of $1.048 billion or $2.80 per Common share versus a benefit of $182 million or $0.45 per share in the year-ago quarter. The current quarter also included an after-tax gain due to the sales of a block of legacy variable annuities and the Full Service business of $1.140 billion or $3.04 per Common share.
•After-tax adjusted operating income of $664 million or $1.74 per Common share versus $1.440 billion or $3.60 per share for the year-ago quarter. The current quarter included a net after-tax charge from our annual assumption update and other refinements of $1.124 billion or $2.94 per Common share versus $24 million or $0.06 per share in the year-ago quarter. The current quarter also included an after-tax gain due to the sale of a block of legacy variable annuities of $673 million or $1.76 per Common share.
•Book value per Common share of $74.72 versus $160.31 per share for the year-ago quarter; adjusted book value per Common share of $104.19 versus $104.39 per share for the year-ago quarter.
•Parent company highly liquid assets(1) of $7.1 billion versus $4.9 billion for the year-ago quarter.
•Assets under management(2) of $1.410 trillion versus $1.730 trillion for the year-ago quarter.
•Capital returned to shareholders of $832 million in the quarter, including $375 million of share repurchases and $457 million of dividends, versus $1.335 billion in the year-ago quarter. Dividends paid were $1.20 per Common share, representing a 5% yield on adjusted book value.

Charles Lowrey, Chairman and CEO, commented on results:

“Our second quarter results reflect macroeconomic trends, including rising interest rates, widening credit spreads, and equity market declines, as well as the strengthening of our Individual Life reserves through our annual review of assumptions. We also continued to make significant strategic progress transforming our businesses to be less market sensitive and more nimble, while making additional investments to support our long-term, sustainable growth.

We completed the sales of our Full Service business and a significant portion of our traditional variable annuities, which reduced our market sensitivity by 20%. We are increasing our presence in Africa through a programmatic acquisition in a key growth market. We also continued to expand our products and solutions, and are expecting to reach our $750 million cost savings program target one year ahead of schedule.

Our actions are supported by the strength of our rock solid balance sheet, which gives us the financial flexibility to navigate through the current macroeconomic environment, while continuing to invest in our businesses and return capital to shareholders. Our strategy continues to position us well for the future and to be a leader in expanding access to insurance, investing, and retirement security around the world. We remain confident that we are on the right path to drive long-term sustainable growth and create value for all of our stakeholders.”

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Prudential Financial, Inc. Second Quarter 2022 Earnings Release	Page 2

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported second quarter results. Net loss attributable to Prudential Financial, Inc. was $565 million ($1.53 per Common share) for the second quarter of 2022, compared to net income of $2.158 billion ($5.40 per Common share) for the second quarter of 2021. After-tax adjusted operating income was $664 million ($1.74 per Common share) for the second quarter of 2022, compared to $1.440 billion ($3.60 per Common share) for the second quarter of 2021.
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. A discussion of these measures, including definitions thereof, how they are useful to investors, and certain limitations thereof, is included later in this press release under “Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.
RESULTS OF ONGOING OPERATIONS
The Company’s ongoing operations include PGIM, U.S. Businesses, International Businesses, and Corporate & Other. In the following business-level discussion, adjusted operating income refers to pre-tax results.
PGIM
PGIM, the Company’s global investment management business, reported adjusted operating income of $206 million for the second quarter of 2022, compared to $315 million in the year-ago quarter. This decrease reflects lower Other Related Revenues, driven by a decrease in seed and co-investment income, and lower asset management fees.
PGIM assets under management of $1.257 trillion were down 17% from the year-ago quarter, reflecting the impact of market depreciation resulting from higher interest rates and credit spreads, as well as declines in equity markets. While third-party net outflows of $0.2 billion in the current quarter reflect $8.3 billion of retail outflows mainly from fixed income, they were mostly offset by strong institutional inflows of $8.1 billion primarily driven by fixed income.
U.S. Businesses
U.S. Businesses reported adjusted operating income of $370 million for the second quarter of 2022, compared to $1.047 billion in the year-ago quarter. This decrease includes an unfavorable comparative impact from our annual assumption update and other refinements of $1.410 billion as well as a gain on the sale of a block of legacy variable annuities of $852 million. Excluding these items, current quarter results primarily reflect lower net investment spread results and lower net fee income, partially offset by a gain on a strategic investment and more favorable underwriting results.
Retirement Strategies, consisting of Institutional Retirement Strategies (former Retirement segment) and Individual Retirement Strategies (former Individual Annuities segment), reported adjusted operating income of $1.703 billion for the second quarter of 2022, compared to $922 million in the year-ago quarter.

Institutional Retirement Strategies:
•Reported adjusted operating income of $398 million in the current quarter, compared to $450 million in the year-ago quarter. This decrease includes a favorable comparative impact from our annual assumption update and other refinements of $14 million. Excluding this item, current quarter results primarily reflect lower net investment spread results, partially offset by higher reserve gains.

•Account values of $235 billion declined 4% from the year-ago quarter, driven by unfavorable foreign exchange impacts and market depreciation. Net inflows in the current quarter totaled $0.1 billion as sales of $3.7 billion were mostly offset by withdrawals and benefit payments.

Individual Retirement Strategies:
•Reported adjusted operating income of $1.305 billion in the current quarter, compared to $472 million in the year-ago quarter. This increase includes a favorable comparative impact from our annual assumption update and other refinements of $40 million as well as a gain on the sale of a block of legacy variable annuities of $852 million. Excluding these items, current quarter results primarily reflect lower fee income, net of distribution expenses and other associated costs, partially offset by a gain on a strategic investment and higher net investment spread results.

•Account values of $123 billion were down 32% from the year-ago quarter, reflecting the sale of a block of legacy variable annuities, market depreciation, and net outflows. Gross sales of $1.6 billion in the current quarter reflect the continued momentum from our FlexGuard products.
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Prudential Financial, Inc. Second Quarter 2022 Earnings Release	Page 3

Group Insurance:
•Reported adjusted operating income of $53 million in the current quarter, compared to $17 million in the year-ago quarter. This increase includes an unfavorable comparative impact from our annual assumption update and other refinements of $4 million. Excluding this item, current quarter results primarily reflect more favorable underwriting results in both group life and disability, partially offset by lower net investment spread results.

•Reported earned premiums, policy charges, and fees of $1.4 billion decreased 3% from the year-ago quarter.

Individual Life:
•Reported a loss, on an adjusted operating income basis, of $1.325 billion in the current quarter, compared to adjusted operating income of $146 million in the year-ago quarter. This decrease includes an unfavorable comparative impact from our annual assumption update and other refinements of $1.408 billion, primarily driven by updated policyholder behavior and mortality assumptions in the current quarter. Excluding this item, current quarter results primarily reflect lower net investment spread results and higher expenses, partially offset by more favorable underwriting results.

•Sales of $155 million in the current quarter decreased 14% from the year-ago quarter, driven by lower Universal Life and Term sales.

Assurance IQ reported a loss, on an adjusted operating income basis, of $61 million in the current quarter, compared to a loss of $38 million in the year-ago quarter. This higher loss includes an unfavorable impact from our annual assumption update and other refinements of $17 million in the current quarter. Excluding this item, current quarter results primarily reflect lower revenues, partially offset by lower expenses.
International Businesses
International Businesses, consisting of Life Planner and Gibraltar Life & Other, reported adjusted operating income of $555 million for the second quarter of 2022, compared to $803 million in the year-ago quarter. This decrease includes an unfavorable comparative impact from our annual assumption update and other refinements of $17 million. Excluding this item, current quarter results primarily reflect lower earnings from joint venture investments, lower net investment spread results, and less favorable underwriting results, partially offset by business growth.
Life Planner:
•Reported adjusted operating income of $343 million in the current quarter, compared to $407 million in the year-ago quarter. This decrease includes an unfavorable comparative impact from our annual assumption update and other refinements of $21 million. Excluding this item, current quarter results primarily reflect lower net investment spread results and less favorable underwriting results, partially offset by business growth.

•Constant dollar basis sales(3) of $240 million in the current quarter increased 2% from the year-ago quarter, primarily driven by growth in Brazil.

Gibraltar Life & Other:
•Reported adjusted operating income of $212 million in the current quarter, compared to $396 million in the year-ago quarter. This decrease includes a favorable comparative impact from our annual assumption update and other refinements of $4 million. Excluding this item, current quarter results primarily reflect lower earnings from joint venture investments, lower net investment spread results, and less favorable underwriting results.

•Constant dollar basis sales(3) of $240 million in the current quarter decreased 8% from the year-ago quarter, primarily driven by lower protection product sales in the Bank channel.
Corporate & Other
Corporate & Other reported a loss, on an adjusted operating income basis, of $259 million for the second quarter of 2022, compared to a loss of $336 million in the year-ago quarter. This lower loss includes an unfavorable
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Prudential Financial, Inc. Second Quarter 2022 Earnings Release	Page 4
comparative impact from our annual assumption update and other refinements of $1 million. Excluding this item, current quarter results primarily reflect lower expenses, higher income from pension and other employee benefit plans, and higher net investment income.
NET INCOME
Net loss in the current quarter included $2.350 billion of pre-tax net realized investment losses and related charges and adjustments, largely reflecting the impacts of rising interest rates, and also $104 million of net impairment and credit-related losses, $531 million of pre-tax gains related to market experience updates, and $415 million of pre-tax earnings from divested and run-off businesses, including a pre-tax gain of $690 million on the sale of the Full Service business.
Net income for the year-ago quarter included $358 million of pre-tax net realized investment gains and related charges and adjustments, including $61 million of net impairment and credit-related gains, $370 million of pre-tax earnings from divested and run-off businesses, and $225 million of pre-tax gains related to market experience updates.
EARNINGS CONFERENCE CALL
Members of Prudential’s senior management will host a conference call on Wednesday, August 3, 2022, at 11:00 a.m. ET to discuss with the investment community the Company’s second quarter results. The conference call will be broadcast live over the Company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in the Q&A by dialing one of the following numbers: (877) 407-8293 (domestic) or (201) 689-8349 (international). All others may join the conference call in listen-only mode by dialing one of the above numbers. A replay will remain on the Investor Relations website through August 17. To access a replay via phone starting at 3:00 p.m. ET on August 3 through August 17 dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use replay code 13725141.

FORWARD-LOOKING STATEMENTS
Certain of the statements included in this release, including those regarding our strategy to become a higher growth and less market sensitive company, our cost savings program, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more people, our strategy to create sustainable, long-term growth, our efforts to expand access to investing, insurance, and retirement security around the world, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.
NON-GAAP MEASURES
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.

We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described below. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily
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Prudential Financial, Inc. Second Quarter 2022 Earnings Release	Page 5
attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. However, these non-GAAP measures are not substitutes for income and equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at investor.prudential.com.

Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments, are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income.

Adjusted operating income excludes market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations and discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, changes in the fair value of contingent consideration, and goodwill impairments. Earnings attributable to noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

Adjusted operating income does not equate to “Net income” as determined in accordance with U.S. GAAP. Adjusted operating income is not a substitute for income determined in accordance with U.S. GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above.

Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.
FOOTNOTES
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Prudential Financial, Inc. Second Quarter 2022 Earnings Release	Page 6
(1)Highly liquid assets predominantly include cash, short-term investments, U.S. Treasury securities, obligations of other U.S. government authorities and agencies, and/or foreign government bonds. For more information about highly liquid assets, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(2)For more information about assets under management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Segment Measures” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(3)For more information about constant dollar basis sales, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations by Segment – International Businesses” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with more than $1.4 trillion in assets under management as of June 30, 2022, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com
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Financial Highlights
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Adjusted operating income (loss) before income taxes (1):
PGIM	$206	$315	$394	$966
U.S. Businesses	370	1,047	1,313	1,890
International Businesses	555	803	1,356	1,674
Corporate and Other	(259)	(336)	(625)	(658)
Total adjusted operating income before income taxes	$872	$1,829	$2,438	$3,872
Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	$(2,350)	$358	$(3,710)	$1,413
Market experience updates	531	225	525	529
Divested and Run-off Businesses:
Closed Block division	13	31	36	65
Other Divested and Run-off Businesses	402	339	103	384
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	21	4	(1)	(50)
Other adjustments (2)	—	(13)	(17)	(26)
Total reconciling items, before income taxes	(1,383)	944	(3,064)	2,315
Income (loss) before income taxes and equity in earnings of operating joint ventures	$(511)	$2,773	$(626)	$6,187
Income Statement Data:
Net income (loss) attributable to Prudential Financial, Inc.	$(565)	$2,158	$(596)	$4,986
Income (loss) attributable to noncontrolling interests	(7)	25	(20)	1
Net income (loss)	(572)	2,183	(616)	4,987
Less: Earnings attributable to noncontrolling interests	(7)	25	(20)	1
Income (loss) attributable to Prudential Financial, Inc.	(565)	2,158	(596)	4,986
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	(43)	(6)	(28)	44
Income (loss) (after-tax) before equity in earnings of operating joint ventures	(522)	2,164	(568)	4,942
Less: Total reconciling items, before income taxes	(1,383)	944	(3,064)	2,315
Less: Income taxes, not applicable to adjusted operating income	(197)	220	(614)	431
Total reconciling items, after income taxes	(1,186)	724	(2,450)	1,884
After-tax adjusted operating income (1)	664	1,440	1,882	3,058
Income taxes, applicable to adjusted operating income	208	389	556	814
Adjusted operating income before income taxes (1)	$872	$1,829	$2,438	$3,872

See footnotes on last page.

Financial Highlights
(in millions, except per share data, unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Earnings per share of Common Stock:
Net income (loss) attributable to Prudential Financial, Inc.	$(1.53)	$5.40	$(1.62)	$12.39
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(6.23)	0.91	(9.81)	3.56
Market experience updates	1.41	0.57	1.39	1.33
Divested and Run-off Businesses:
Closed Block division	0.03	0.08	0.10	0.16
Other Divested and Run-off Businesses	1.07	0.86	0.27	0.97
Difference in earnings allocated to participating unvested share-based payment awards	0.01	(0.03)	0.03	(0.07)
Other adjustments (2)	—	(0.03)	(0.04)	(0.07)
Total reconciling items, before income taxes	(3.71)	2.36	(8.06)	5.88
Less: Income taxes, not applicable to adjusted operating income	(0.44)	0.56	(1.53)	1.09
Total reconciling items, after income taxes	(3.27)	1.80	(6.53)	4.79
After-tax adjusted operating income	$1.74	$3.60	$4.91	$7.60
Weighted average number of outstanding common shares (basic)	374.4	391.1	375.3	393.7
Weighted average number of outstanding common shares (diluted)	377.1	394.1	378.1	396.4
For earnings per share of Common Stock calculation:
Net income (loss) attributable to Prudential Financial, Inc.	$(565)	$2,158	$(596)	$4,986
Less: Earnings allocated to participating unvested share-based payment awards	6	31	13	75
Net income (loss) attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$(571)	$2,127	$(609)	$4,911
After-tax adjusted operating income (1)	$664	$1,440	$1,882	$3,058
Less: Earnings allocated to participating unvested share-based payment awards	9	20	26	46
After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$655	$1,420	$1,856	$3,012
Prudential Financial, Inc. Equity (as of end of period):
GAAP book value (total PFI equity) at end of period	$28,235	$63,048
Less: Accumulated other comprehensive income (AOCI)	(10,178)	23,277
GAAP book value excluding AOCI	38,413	39,771
Less: Cumulative effect of foreign exchange rate remeasurement and currency
translation adjustments corresponding to realized gains/losses	(962)	(1,287)
Adjusted book value	$39,375	$41,058
End of period number of common shares (diluted)	377.9	393.3
GAAP book value per common share - diluted	74.72	160.31
GAAP book value excluding AOCI per share - diluted	101.65	101.12
Adjusted book value per common share - diluted	104.19	104.39

See footnotes on last page.

Financial Highlights
(in millions, or as otherwise noted, unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
PGIM:
PGIM:
Assets Managed by PGIM (in billions, as of end of period):
Institutional customers	$560.7	$618.6
Retail customers	314.3	401.2
General account	382.4	491.6
Total PGIM	$1,257.4	$1,511.4
Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$24.6	$23.0	$41.4	$44.2
Net additions, other than money market	$8.1	$5.6	$8.4	$6.7
Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$16.1	$19.2	$36.3	$48.9
Net additions (withdrawals), other than money market	$(8.3)	$(0.3)	$(12.9)	$4.1
U.S. Businesses:
Retirement Strategies:
Institutional Retirement Strategies:
Gross additions	$3,700	$661	$5,978	$10,421
Net additions (withdrawals)	$140	$(5,083)	$(2,481)	$(965)
Total account value at end of period	$234,594	$243,843
Individual Retirement Strategies:
Fixed and Variable Annuity Sales and Account Values:
Gross sales	$1,598	$1,693	$3,141	$3,548
Sales, net of full surrenders and death benefits	$38	$(990)	$(607)	$(1,627)
Total account value at end of period	$123,138	$182,411
Group Insurance:
Group Insurance Annualized New Business Premiums (3):
Group life	$26	$16	$206	$191
Group disability	17	35	147	155
Total	$43	$51	$353	$346
Individual Life:
Individual Life Insurance Annualized New Business Premiums (3):
Term life	$23	$34	$47	$65
Universal life (4)	22	34	44	61
Variable life	110	112	214	258
Total	$155	$180	$305	$384
International Businesses:
International Businesses:
International Businesses Annualized New Business Premiums (3)(5):
Actual exchange rate basis	$457	$492	$918	$998
Constant exchange rate basis	$480	$498	$952	$1,008

See footnotes on last page.

Financial Highlights
(in billions, as of end of period, unaudited)

	June 30
	2022	2021
Assets and Assets Under Management and Administration:
Total assets	$695.6	$926.5
Assets under management (at fair market value):
PGIM	$1,257.4	$1,511.4
U.S. Businesses	132.2	162.6
International Businesses	13.6	13.2
Corporate and Other	6.4	42.8
Total assets under management	1,409.6	1,730.0
Assets under administration	145.9	372.2
Total assets under management and administration	$1,555.5	$2,102.2

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure of performance. See NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)	Represents adjustments not included in the above reconciling items. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of the associated contingent consideration, and goodwill impairments.

(3)	Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the Company’s domestic individual life and international operations are included in annualized new business premiums based on a 10% credit.

(4)	Prior period amounts have been reclassified to conform to current period presentation.

(5)	Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 104 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.